SUB ITEM 77H

As of December 31, 2011, the following entity no longer owns 25% or more of the voting securities of MFS Research International Series:

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|ENTITY                         |
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|Ameritas Life Insurance Company|
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AS OF DECEMBER 31, 2011, THE FOLLOWING ENTITY NOW OWNS 25% OR MORE OF THE VOTING
SECURITIES OF MFS HIGH INCOME SERIES:

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|ENTITY                         |PERCENTAGE|
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|Hartford Life Insurance Company|25.68%    |
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